As filed with the Securities and Exchange Commission on October 15, 2013

Registration No. 333-147443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

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China Recycling Energy Corporation
(Exact name of registrant as specified in its charter)

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Nevada	90-0093373
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

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12/F, Tower A Chang An International Building No. 88 Nan Guan Zheng Jie Xi’an City, Shaanxi Province, China	710068
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2007 Nonstatutory Stock Option Plan
(Full title of the plan)

Securities Transfer Corporation

2591 Dallas Parkway, Suite 102

Frisco, Texas 75034

(Name and address of agent for service)

1-469-633-0101
(Telephone number, including area code, of agent for service)

Copies to:
Thomas Wardell, Esq. McKenna Long & Aldridge LLP 303 Peachtree Street, NE Suite 5300 Atlanta, Georgia 30308-3201 (404) 527-4000

indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

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CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee (3)
Common Stock, par value $.001 per share	733,333	$3.05	$2,236,665.65	$305.08

(1)	This Registration Statement covers 733,333 additional shares of common stock, par value $.001 per share, of China Recycling Energy Corporation (the “Registrant”) available for issuance pursuant to awards under the Registrant’s Amended and Restated 2007 Nonstatutory Stock Option Plan (the “Plan”). This Registration Statement also covers, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of shares, options and rights that may be offered or issued pursuant to the Plan as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Securities Act Rule 457(h), the maximum offering price per share and in the aggregate, and the registration fee were calculated based upon the exercise price per share of $3.05 of the outstanding options for the additional 733,333 shares issuable under the Plan.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on November 15, 2007 (Registration No. 333-147443) for the existing securities under the Plan.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (Registration No. 333-147443) is incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 733,333 shares of common stock, par value $.001 per share of the Registrant. Such increase in the number of shares authorized for issuance under the Plan was authorized by the stockholders of the Registrant on June 4, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The content of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 15, 2007 (Registration No. 333-147443), by the Registrant, are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Registrant are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on April 1, 2013;

(b)	the Registrant’s Quarterly Report for the fiscal quarter ended March 31, 2013 and June 30, 2013, filed with the Commission on May 15, 2013 and August 14, 2013;

(c)	the Current Reports on Form 8-K, filed with the Commission on June 24, 2013, September 16, 2013 and October 4, 2013; and

(d)	the description of the Company’s common stock contained in its Registration Statement on the Form SB-2 filed with the Commission on July 29, 2005, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation (filed as Exhibit 3.05 to the Company’ s Form 10-KSB for the fiscal year ended December 31, 2001).

3.2	Fourth Amended and Restated Bylaws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 25, 2009).

5.1	Opinion of McKenna Long & Aldridge LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of McKenna Long & Aldridge LLP (included in legal opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)*

99.1	2007 Nonstatutory Stock Option Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8, dated November 13, 2007; File No. 333-147443)

99.2	Amended and Restated 2007 Nonstatutory Stock Option Plan (filed as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A on April 30, 2010)

99.3	Form of Nonstatutory Stock Option Agreement - Non-Manager Employee (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 8, 2008)

99.4	Form of Nonstatutory Stock Option Agreement - Manager Employee (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 4, 2008)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China on this 15th day of October, 2013.

China recycling energy corporation

By:	/s/ Guohua Ku
Guohua Ku
Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Guohua Ku, and each of his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Guohua Ku	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	October 15, 2013
Guohua Ku
/s/ David Chong	Chief Financial Officer (Principal Financial Officer), Principal Accounting Officer and Secretary	October 15, 2013
David Chong

/s/ Timothy Driscoll	Director	October 15, 2013
Timothy Driscoll

/s/ Albert McLelland	Director	October 15, 2013
Albert McLelland

/s/ Lanwei Li	Director	October 15, 2013
Lanwei Li

/s/ Julian Ha	Director	October 15, 2013
Julian Ha

/s/ Yilin Ma	Director	October 15, 2013
Yilin Ma

/s/ Chungui Shi	Director	October 15, 2013
Chungui Shi

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation (filed as Exhibit 3.05 to the Company’ s Form 10-KSB for the fiscal year ended December 31, 2001).

3.2	Fourth Amended and Restated Bylaws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 25, 2009).

5.1	Opinion of McKenna Long & Aldridge LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of McKenna Long & Aldridge LLP (included in legal opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)*

99.1	2007 Nonstatutory Stock Option Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8, dated November 13, 2007; File No. 333-147443)

99.2	Amended and Restated 2007 Nonstatutory Stock Option Plan (filed as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A on April 30, 2010)

99.3	Form of Nonstatutory Stock Option Agreement - Non-Manager Employee (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 8, 2008)

99.4	Form of Nonstatutory Stock Option Agreement - Manager Employee (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 4, 2008)

* Filed herewith.